Exhibit 99.1

Contact: Gar Jackson Director Investor Relations (714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES THE APPOINTMENT OF WENDY E. BURDEN
AS CHIEF OPERATING OFFICER
     ANAHEIM, CA/October 4, 2005 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced that Wendy E. Burden has been appointed to the position of Chief Operating Officer effective November 8, 2005. Ms. Burden will report to Seth Johnson, the Company’s Chief Executive Officer, and will be responsible for store operations, real estate and store construction, information systems, and the Company’s distribution center.
     Ms. Burden brings to Pacific Sunwear more than 24 years of experience, spending her last six years with Victoria Secret Stores, a division of Limited Brands, Inc., where initially she served as Executive Vice President of Operations and Administration, and most recently held the position of Vice President of Business Strategy and Operations. Prior to Limited Brands Ms. Burden spent 18 years with PepsiCo, Inc. serving in various positions including Vice President and General Manager of Pepsi-Cola Bottling Company, Vice President and Chief Financial Officer of Eastern Europe for Pepsi-Cola International and Vice President and Chief Financial Officer of Pepsi West.
     “I am very excited to welcome Wendy to Pacific Sunwear’s senior management team,” commented Chief Executive Officer Seth Johnson. “Her strong background and experience will enable her to make a significant contribution to our future growth and success.”
     Ms. Burden earned an M.B.A. in Finance from the New York University Stern School of Business and a B.S. degree in Computer Science and Mathematics from the University of Albany.
About Pacific Sunwear of California, Inc.
Pacific Sunwear, operating under two distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of August 27, 2005, the Company operated 786 PacSun stores, 91 PacSun Outlet stores and 186 d.e.m.o. stores for a total of 1,063 stores in 50 states and Puerto Rico. The Company intends to launch its third concept, One Thousand Steps, in the first half of 2006. PacSun’s website address is www.pacsun.com and merchandise carried at d.e.m.o. stores can be found at www.demostores.com.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements of the Company herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance (often, but not always through the use of words or phrases such as “will result,” “expects to,” “will continue,” “anticipates,” “plans,” “intends,” “estimated,” “projects” and “outlook”) are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. All forward-looking statements included in this press release, including our statements concerning the launch of the Company’s third concept, are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Such uncertainties include, among others, the
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

following factors: our new concept is untested and may not be profitable or successful; we could experience delays in the time frame for introducing the new concept; changes in consumer demands and preferences, higher than estimated costs of goods sold or selling, general and administrative costs, competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; fluctuations in comparable store net sales results; expansion and management of growth; reliance on key personnel; dependence on single distribution facility; economic impact of terrorist attacks or war/threat of war; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 29, 2005 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000